zulily Announces Fourth Quarter and Full Year 2014 Financial Results
Full Year 2014 Net Sales Increased 72% to $1.2 billion
Full Year 2014 Non-GAAP Adjusted EBITDA Increased 62% to $43.7 million
Full Year 2014 Net Income of $14.9 million
Full Year 2014 Non-GAAP Free Cash Flow of $62.3 million
SEATTLE, WA - February 11, 2015 - zulily, inc. (NASDAQ: ZU), a leading online retailer, today reported financial results for its fourth quarter and full fiscal year ended December 28, 2014.
Financial Highlights

•	Fourth Quarter and Full Year 2014 net sales increased to $391.3 million and $1.2 billion, up 52% and 72% year over year, respectively.

•	Fourth Quarter and Full Year 2014 non-GAAP adjusted EBITDA increased to $20.3 million and $43.7 million, compared to $17.8 million and $27.0 million, respectively, in the prior year.

•	Fourth Quarter and Full Year 2014 net income was $10.9 million and $14.9 million, compared to $12.8 million and $12.9 million, respectively, in the prior year.

•	At the end of the Full Year 2014, cash, cash equivalents, and short-term investments totaled $373.8 million.

•	The Board of Directors has authorized the repurchase of up to $250 million of zulily’s common stock over the next 24 months.
"We closed out the year with significant growth across the business. We increased year-over-year net sales by 72% and drove strong profitability,” said Darrell Cavens, CEO of zulily. “Our goal is to build zulily into one of the most innovative and profitable consumer retail internet businesses of our time. We have set clear business priorities for 2015 that will create an even better experience for our customers while also leveraging the strong unit economics that we’ve been building in the business to continue to deliver surprise and delight to our customers each day."
Other Highlights

•
Active customers grew to 4.9 million by the end of Fourth Quarter 2014, an increase of 54% year over year. zulily defines an active customer as an individual customer who has purchased from zulily at least once in the last year, measured from the last date of a period.

•	Total orders placed increased to 6.8 million for the Fourth Quarter 2014, an increase of 42% year over year.

•
Average order value was $58.09 for the Fourth Quarter 2014, an increase of 3% year over year. zulily defines average order value as the sum of the total order values (including shipping and handling charges) in a given period divided by the total orders placed in that period.

•	For the 12 months ended December 28, 2014, 83% of our North American orders were placed by customers who had previously purchased from zulily.

•	In the Fourth Quarter 2014, approximately 51% of North American orders were placed from a mobile device, up from approximately 45% in the Fourth Quarter 2013.

Financial Guidance
The following forward-looking statements reflect zulily's expectations as of February 11, 2015.
Expectations for the First Quarter of 2015 (Quarter Ending March 29, 2015):

•	Net sales are expected to be between $300.0 million and $320.0 million.

•	Non-GAAP adjusted EBITDA is expected to be between $(8.0) million and $(2.0) million.
Expectations for the Full Year 2015 (Year Ending January 3, 2016):

•	Net sales are expected to be between $1.50 billion and $1.65 billion.

•	Non-GAAP adjusted EBITDA is expected to be between $55.0 million and $80.0 million.

•
Capital expenditures, net of tenant improvement allowances, are expected to be between $35.0 million and $45.0 million and will be primarily for our fulfillment centers to support our growth and drive productivity.

Stock Repurchase Program
As of December 28, 2014, zulily had approximately $373.8 million in cash, cash equivalents and short term investments, and approximately 61.3 and 64.1 million shares of Class A and Class B common stock outstanding, respectively.
The number of shares to be repurchased under zulily’s stock repurchase program and the timing of any potential repurchases will depend on factors such as zulily’s common stock price, economic and market conditions, alternative uses of capital, and corporate and regulatory requirements. Under zulily’s insider trading policy, the window for potential repurchases will remain closed until the third trading day following this announcement of zulily’s fourth quarter and full year 2014 financial results. In the future, potential repurchases may be made under a Rule 10b5-1 plan, which would permit common stock to be repurchased when zulily might otherwise be precluded from doing so under its insider trading policy and applicable insider trading laws, and a variety of other methods, including open market purchases, privately negotiated transactions, block trades, or by any combination of such methods. zulily’s stock repurchase program may be suspended or discontinued at any time.
Forward-Looking Statements
This press release contains forward-looking statements that include risks and uncertainties, including, without limitation, all statements related to future financial and business performance for the first quarter and full year 2015, investments in our fulfillment centers, implementation of our share repurchase program, acquisition of new customers, technical innovations, market opportunity and plans to grow our business. Words such as "expect," "anticipate," "believe," "project," "will" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon our current expectations. Forward-looking statements involve risks and uncertainties and reported results should not be considered as an indication of future performance. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to our short operating history in an evolving industry, our ability to manage our growth, our ability to maintain profitability, our ability to forecast net sales and plan expenses accordingly, competition, our ability to attract customers in a cost effective manner, our ability to acquire products on reasonable terms, general economic conditions, consumer spending, product assortment, our fluctuating operating results, seasonality in our business, our flash sales business model, demand for our products, the strength of our brand, fraud, system interruptions, our ability to fulfill orders and other risks detailed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and subsequent reports filed with or furnished to the Securities and Exchange Commission, or SEC, as well as our Annual Report on Form 10-K for the fiscal year ended December 28, 2014 to be filed with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and zulily undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Conference Call
zulily will host a conference call to discuss its Fourth Quarter and Full Year 2014 financial results today at 2:00 p.m. PT/5:00 p.m. ET. A live webcast of the conference call may be accessed at http://investor.zulily.com. Following the completion of the call, a recorded replay of the webcast will be available for 30 days at the same Internet address. This call will contain forward-looking statements and other material information regarding zulily's financial and operating results. In the event that any non-GAAP financial measure is discussed on the conference call that is not described in this press release, related complementary information will be made available at http://investor.zulily.com as soon as practicable after the conclusion of the conference call.
Non-GAAP Financial Measures
To supplement zulily's condensed consolidated financial statements presented in accordance with generally accepted accounting principles ("GAAP"), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including adjusted EBITDA, free cash flow, and diluted net income (loss) per share as measures of certain components of financial performance. zulily calculates adjusted EBITDA as earnings before interest and other income and expense, taxes, depreciation, amortization and stock-based compensation expense. zulily calculates non-GAAP free cash flow as net cash provided by operating activities less net cash used in capital expenditures.
zulily's non-GAAP diluted net income (loss) per share financial measure assumes the conversion of all outstanding shares of preferred stock at the beginning of the reporting period for periods prior to zulily's IPO in November 2013. zulily's non-GAAP diluted net income (loss) per share financial measure also assumes that all vesting of restricted stock occurred at the beginning of the applicable reporting periods. In earnings releases and filings with the SEC for the periods preceding the period ended June 29, 2014, zulily did not add back stock-based compensation expense when calculating its non-GAAP diluted net income (loss) per share financial measure. Beginning in zulily’s earnings release and quarterly report for the period ended June 29, 2014, zulily has modified its non-GAAP diluted net income (loss) per share financial measure to add back stock-based compensation expense for all periods presented. zulily does add not add back tax adjustments related to stock-based compensation, as we have a limited history of taxable income and applicable effective tax rates, which makes inclusion of such adjustments less useful to investors and others.
zulily's management believes that non-GAAP adjusted EBITDA, non-GAAP free cash flow, and non-GAAP diluted net income (loss) per share as defined above provide useful supplemental information to investors and others in understanding and evaluating our operating results in the same manner as management and our board of directors. We have included adjusted EBITDA because it is a key measure used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of stock-based compensation, excludes an item that we do not consider to be indicative of our core operating performance. Investors should, however, understand that stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in our business and an important part of the compensation provided to our employees. We have included free cash flow because it is a key measure used by our management and board of directors. We believe free cash flow is an important indicator of our business performance because it measures the amount of cash we generate. Free cash flow also reflects changes in working capital. We have included non-GAAP diluted net income (loss) per share, inclusive of the change noted above, because it is a key measure used by our management and the board of directors.
We believe non-GAAP diluted net income (loss) per share is an important indicator of our business performance as this measure facilitates comparisons on a period-to-period basis, which provides useful information to our management and board of directors in understanding our past financial performance and future results. We believe that adding back stock-based compensation expense to our non-GAAP diluted net income (loss) per share financial measure for all periods presented provides a more meaningful comparison between our operating results from period to period because of varying available valuation methodologies, subjective assumptions, the variety of equity instruments that can impact a company’s non-cash expenses and the inability of the expense to directly relate to performance in any particular period.
zulily's management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures used by zulily may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry. Whenever zulily uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.
A reconciliation of non-GAAP adjusted EBITDA to net income, the most directly comparable GAAP financial measure, for the periods presented is as follows:

	Quarter Ended		Year Ended
	December 28, 2014	December 29, 2013	December 28, 2014	December 29, 2013

	(in thousands)
	(unaudited)
Net income	$10,881	$12,753	$14,892	$12,908
Excluding:
Interest (income) expense—net	(79)	(50)	(317)	(136)
Other (income) expense—net	58	(137)	46	(99)
Taxes	809	356	1,109	356
Depreciation and amortization	4,571	1,983	13,449	6,240
Stock-based compensation expense	4,023	2,881	14,548	7,777
Adjusted EBITDA	$20,263	$17,786	$43,727	$27,046
A reconciliation of non-GAAP free cash flow to net cash provided by operating activities, the most directly comparable GAAP financial measure, for the periods presented is as follows:

	Quarter Ended		Year Ended
	December 28, 2014	December 29, 2013	December 28, 2014	December 29, 2013

	(in thousands)
	(unaudited)
Net cash provided by operating activities	$38,702	$43,876	$130,014	$73,120
Capital expenditures	(9,392)	(6,886)	(67,757)	(19,606)
Free cash flow	$29,310	$36,990	$62,257	$53,514

The following table gives effect to the assumed preferred stock conversion prior to our IPO and the vesting of outstanding restricted stock at the beginning of each period presented. A reconciliation of non-GAAP net income attributable to common stockholders to GAAP net income attributable to common stockholders, the most directly comparable GAAP financial measure, and non-GAAP dilutive shares to GAAP dilutive shares, the most directly comparable GAAP financial measure, in order to calculate non-GAAP dilutive net income per share, is as follows:

	Quarter Ended		Year Ended
	December 28, 2014	December 29, 2013	December 28, 2014	December 29, 2013

	(in thousands except share and per share amounts)
	(unaudited)
GAAP net income attributable to common stockholders	$10,881	$4,526	$14,892	$—
Add: Accretion of convertible redeemable preferred stock	—	1,344	—	8,975
Add: Undistributed earnings attributable to participating securities	—	5,267	—	3,933
Add: Allocation of undistributed earnings to preferred stock	—	1,616	—	—
Add: Stock-based compensation	$4,023	$2,881	$14,548	$7,777
Non-GAAP net income attributable to common stockholders	$14,904	$15,634	$29,440	$20,685

GAAP weighted average shares used to compute diluted net income per Class A and Class B common share	131,035,995	96,193,651	132,317,357	59,450,186
Add: Convertible preferred stock	—	31,309,868	—	53,293,392
Add: Unvested restricted stock	—	163,404	—	3,644,546
Add: Additional dilutive effect of stock options	—	—	—	3,989,507
Add: Additional dilutive effect of restricted stock unit awards	—	—	—	—
Non-GAAP weighted average shares used to compute diluted net income per Class A and Class B common share	131,035,995	127,666,923	132,317,357	120,377,631
Non-GAAP net income per share attributable to Class A and Class B common stockholders	$0.11	$0.12	$0.22	$0.17
About zulily, inc.
zulily (http://www.zulily.com) is a retailer obsessed with bringing customers special finds every day—all at incredible prices. zulily features an always-fresh curated collection for the whole family, including clothing, shoes, home décor, toys, gifts and more. Unique products from up-and-coming brands are featured alongside favorites from top brands, giving customers something new to discover each morning. zulily was launched in 2010 and is headquartered in Seattle. zulily's shares are traded on the NASDAQ Global Select Market under the symbol ZU.
Contacts:
zulily, inc.
Erica Yamamoto, 206.724-0500 x. 4363 (Investors)
eyamamoto@zulily.com
or
Laura Jones, 206.724-0500 x. 4037 (Media)
ljones@zulily.com

ZULILY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands except share and per share amounts, unaudited)

	December 28, 2014	December 29, 2013

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$242,292	$290,089
Short-term investments	131,528	18,014
Accounts receivable	8,342	5,176
Inventories	17,373	12,979
Prepaid expenses and other current assets	8,165	4,192
Deferred income taxes — Net	4,449	—
Total current assets	412,149	330,450
PROPERTY AND EQUIPMENT — Net	78,898	24,613
OTHER NON-CURRENT ASSETS	1,331	1,024
Total assets	$492,378	$356,087
LIABILITIES, CONVERTIBLE REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$109,267	$55,607
Accrued expenses	39,474	30,773
Deferred revenue	44,243	23,250
Total current liabilities	192,984	109,630
DEFERRED INCOME TAXES — Net	5,012	—
OTHER NON-CURRENT LIABILITIES	18,419	4,254
Total liabilities	216,415	113,884
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value—2,000,000 shares authorized as of December 28, 2014 and December 29, 2013, respectively; zero shares issued and outstanding as of December 28, 2014 and December 29, 2013	—	—
Class A common stock, $0.0001 par value—500,000,000 shares authorized as of December 28, 2014 and December 29, 2013, respectively; 61,327,351 and 13,225,000 shares issued and outstanding as of December 28, 2014 and December 29, 2013, respectively	6	1
Class B common stock, $0.0001 par value—275,000,000 shares authorized as of December 28, 2014 and December 29, 2013, respectively; 64,115,226 and 110,159,235 shares issued and outstanding as of December 28, 2014 and December 29, 2013, respectively, including zero and 82,682 shares subject to repurchase as of December 28, 2014 and December 29, 2013, respectively	7	11
Additional paid-in capital	306,197	287,385
Accumulated other comprehensive loss	(3)	(58)
Accumulated deficit	(30,244)	(45,136)
Total stockholders’ equity	275,963	242,203
Total liabilities, convertible redeemable preferred stock, and stockholders' equity	$492,378	$356,087

ZULILY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except share and per share amounts, unaudited)

	Quarter Ended		Year Ended
	December 28, 2014	December 29, 2013	December 28, 2014	December 29, 2013

NET SALES	$391,349	$257,033	$1,200,079	$695,709
COST OF SALES (1)	290,282	188,658	875,633	502,318
GROSS PROFIT	101,067	68,375	324,446	193,391
OPERATING EXPENSES (1):
Marketing	28,485	16,960	100,730	59,667
Selling, general, and administrative	60,913	38,493	207,986	120,695
TOTAL OPERATING EXPENSES	89,398	55,453	308,716	180,362
INCOME FROM OPERATIONS	11,669	12,922	15,730	13,029
INTEREST INCOME (EXPENSE)—Net	79	50	317	136
OTHER INCOME (EXPENSE)—Net	(58)	137	(46)	99
NET INCOME BEFORE PROVISION FOR INCOME TAXES	11,690	13,109	16,001	13,264
PROVISION FOR INCOME TAXES	809	356	1,109	356
NET INCOME	$10,881	$12,753	$14,892	$12,908
Net income attributable to Class A and Class B common stockholders	$10,881	$4,526	$14,892	$—
Net income per share attributable to Class A and Class B common stockholders:
Basic	$0.09	$0.05	$0.12	$—
Diluted	$0.08	$0.05	$0.11	$—
Weighted average shares outstanding used to compute net income per share attributable to Class A and Class B common stockholders:
Basic	125,525,356	87,992,093	124,679,716	59,450,186
Diluted	131,035,995	127,603,215	132,317,357	59,450,186

(1) Includes stock-based compensation as follows:

	Quarter Ended		Year Ended
	December 28, 2014	December 29, 2013	December 28, 2014	December 29, 2013
	(in thousands, unaudited)
Cost of sales	$70	22	$210	$70
Marketing expenses	240	119	790	327
Selling, general and administrative expenses	3,713	2,740	13,548	7,380
Total stock-based compensation expense	$4,023	$2,881	$14,548	$7,777

ZULILY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Year Ended
	December 28, 2014	December 29, 2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$14,892	$12,908
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,449	6,240
Stock-based compensation	14,548	7,777
Excess tax benefit from stock-based compensation	(280)	—
Deferred income taxes	843	—
Loss on disposal of assets	338	49
Changes in operating assets and liabilities:
Accounts receivable	(3,174)	(2,131)
Inventories	(4,418)	(5,399)
Prepaid expenses and other assets	(4,332)	(1,827)
Accounts payable	54,235	20,820
Accrued expenses and other liabilities	22,901	21,092
Deferred revenue	21,012	13,591
Net cash provided by operating activities	130,014	73,120
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(67,757)	(19,606)
Purchases of short-term and other investments	(191,448)	(36,012)
Proceeds from maturity and sale of short-term and other investments	78,000	26,000
Purchases of restricted cash	—	(6,000)
Proceeds from maturity of restricted cash	—	6,682
Net cash used in investing activities	(181,205)	(28,936)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from initial public offering, net of underwriter fees	—	150,863
Payments for deferred offering costs	(385)	(2,933)
Proceeds from issuance of common stock	—	1,029
Proceeds from exercise of stock options	3,966	—
Excess tax benefit from stock-based compensation	280	—
Debt issuance costs	(408)	(28)
Net cash provided by financing activities	3,453	148,931
Effect of exchange rate changes on cash and cash equivalents	(59)	(24)
NET INCREASE IN CASH AND CASH EQUIVALENTS	(47,797)	193,091
CASH AND CASH EQUIVALENTS—Beginning of period	290,089	96,998
CASH AND CASH EQUIVALENTS—End of period	$242,292	$290,089
SUPPLEMENTAL CASH FLOW DATA:
Payable for capital purchases	$288	$84
Stock-based compensation capitalized	16	24
Vesting of early exercised shares	6	10
Accretion of redeemable convertible preferred stock	—	8,974
Unpaid offering costs in additional paid-in capital	—	385
Deferred debt issuance costs	—	102